Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER FISCAL 2017 RESULTS

Continued Execution of the Carpenter Operating Model; Extending Rollout Across Entire Operations

Lower Volumes Influenced by Aerospace Market Transition

Pension Plan Freeze to Yield Net Annual Savings of Approximately $50 million

Reported Loss Per Share of $0.13; Excluding Special Items, Adjusted Loss Per Share of $0.08

WYOMISSING, Pa. — October 27, 2016 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the quarter ended September 30, 2016.  The Company reported a net loss of $6.2 million or $0.13 loss per diluted share. Excluding special items, adjusted loss per diluted share was $0.08 in the quarter. Net sales for the first quarter of fiscal year 2017 were $389.0 million compared with $455.6 million in the first quarter of fiscal year 2016, a decrease of $66.6 million (or 15 percent), on 7 percent lower volume.  Net sales excluding surcharge were $339.8 million, a decrease of $45.3 million (or 12 percent) from the same period a year ago.

“Our first quarter results were significantly impacted by lower sales driven primarily by volatility and uncertainty in specific Aerospace end-use sub-markets, the moderating global Transportation end-use market and the ongoing weakness in Energy,” said Tony Thene, Carpenter’s President and CEO. “The industry wide and macro-economic challenges we are facing magnified the impacts of our historical sequential seasonality declines and drove volume lower than we had anticipated. The lower sequential sales, even with a modest mix improvement and continued cost savings, resulted in a $29 million reduction in pre-tax income, most of which is related to the lower Aerospace and Defense sales, as compared with the fourth quarter of fiscal year 2016.”

“The Aerospace market is presenting challenges for the overall industry given the transition that is taking place and its impact across various sub-markets. The new engine platform builds are starting to ramp-up and we see strong demand in this sub-market.  However, we are experiencing a new level of market uncertainty across other Aerospace sub-markets driven by reductions in program specific build rates and ongoing supply chain inventory reduction and consolidation. Given the market uncertainty, recent order patterns within our fastener, structural and aerospace distribution sub-markets, which tend to be more transactional in nature, have been below expectations. While this presents a challenging environment, we continue to believe in our long-term growth potential in the Aerospace end-use market given its underlying fundamentals, our participation across the new engine platforms and the strength of our total Aerospace product portfolio. We remain well positioned to benefit as the industry navigates the current transition and broader market demand recovers.”

Mr. Thene concluded, “Moving forward, we will continue to actively manage our business given the industry headwinds we are experiencing across some of our end-use markets. This includes further implementing the Carpenter Operating Model, which produced significant savings in fiscal year 2016 and is now being rolled out across all our facilities as we remain highly focused on improving operating efficiency and reducing our operating costs. Our most recent action was the freeze of our largest defined benefit pension plan which is expected to result in approximately $50 million of annual run rate net cost savings.  We believe that the benefits of this ongoing momentum on operating efficiencies together with the further implementation of the Carpenter Operating Model will be enhanced as market demand recovers.  Although several of our end-use markets are challenged and we will be influenced by them, we will be relentless in our cost management and product expansion across adjacent markets and applications. This mindset, combined with the potential of our Athens facility, powder business and other growth opportunities, positions Carpenter for long-term sustainable growth.”

Financial Highlights

	Q1	Q1	Q4
($ in millions)	FY2017	FY2016	FY2016
Net Sales	$389.0	$455.6	$457.7
Net Sales Excluding Surcharge (a)	$339.8	$385.1	$405.7
Operating Income	$1.4	$24.8	$29.2
Operating Income Excluding Pension EID and Special Items (a)	$9.0	$32.6	$36.1
Net (Loss) Income	$(6.2)	$8.9	$14.9
Cash Provided from Operating Activities	$3.9	$41.5	$119.7
Free Cash Flow (a)	$(31.2)	$6.6	$83.2

(a) Non-GAAP financial measure explained in the attached schedules

Operating income was $1.4 million, a decrease of $23.4 million from the first quarter of the prior year. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $9.0 million, compared to $32.6 million in the prior year period.  These results primarily reflect lower volume across our end-use markets, particularly in Aerospace & Defense combined with an overall weaker product mix in the current first quarter as compared with the same quarter a year ago.

The net loss in the quarter includes a $2.1 million income tax charge, or $0.04 per diluted share, associated with reduced tax benefits claimed in prior years as a result of the Company’s decision to make a $100 million voluntary pension plan contribution to its largest defined benefit pension plan in October 2016.

Cash flow from operating activities in the first quarter of fiscal 2017 was $3.9 million, compared to $41.5 million in the same quarter last year.  Free cash flow in the first quarter of fiscal year 2017 was negative $31.2 million, compared to positive free cash flow of $6.6 million in the same quarter last year.  Capital expenditures were $26.6 million in the first quarter of fiscal year 2017.

Total liquidity, including cash and available revolver balance, was $545.1 million at the end of the first quarter.  This consisted of $50.9 million of cash and $494.2 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, October 27th at 10:00 a.m. ET, to discuss the financial results and operations for the first quarter of fiscal 2017.  Please dial +1 412-317-6789 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com. An audio replay of the conference call can be accessed by dialing +1 412-317-0088 and using passcode 10094461. The audio replay will be available for one week.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels and tool steels.  Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets.  Building on its history of innovation, Carpenter’s superalloy powder technologies support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D Printing.  Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2016 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) the success of actions taken to reduce costs associated with retirement and pension plans. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015

NET SALES	$389.0	$455.6
Cost of sales	343.0	387.0
Gross profit	46.0	68.6

Selling, general and administrative expenses	44.6	43.4
Restructuring charges	—	0.4
Operating income	1.4	24.8

Interest expense	(7.3)	(6.6)
Other income (expense), net	0.6	(2.1)

(Loss) income before income taxes	(5.3)	16.1
Income tax expense	0.9	7.2

NET (LOSS) INCOME	$(6.2)	$8.9

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.13)	$0.18
Diluted	$(0.13)	$0.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	46.9	49.7
Diluted	46.9	49.9

Cash dividends per common share	$0.18	$0.18

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
OPERATING ACTIVITIES:
Net (loss) income	$(6.2)	$8.9
Adjustments to reconcile net (loss) income to net cash provided from operating activities:
Depreciation and amortization	28.9	29.9
Deferred income taxes	37.5	(1.0)
Net pension expense	16.8	13.4
Stock-based compensation expense	3.0	2.7
Net loss on disposals of property and equipment	0.1	0.1
Changes in working capital and other:
Accounts receivable	13.2	24.4
Inventories	(33.5)	(33.0)
Other current assets	(44.6)	(4.8)
Accounts payable	(0.7)	2.5
Accrued liabilities	(10.7)	(1.6)
Other postretirement plan contributions	(1.4)	(3.4)
Other, net	1.5	3.4
Net cash provided from operating activities	3.9	41.5

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(26.6)	(29.9)
Other	—	4.0
Net cash used for investing activities	(26.6)	(25.9)

FINANCING ACTIVITIES:
Dividends paid	(8.5)	(9.0)
Purchases of treasury stock	—	(45.9)
Payments on seller financed debt related to purchase of software	—	(1.2)
Proceeds from stock options exercised	0.3	0.1
Net cash used for financing activities	(8.2)	(56.0)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	1.0

DECREASE IN CASH AND CASH EQUIVALENTS	(31.1)	(39.4)
Cash and cash equivalents at beginning of period	82.0	70.0

Cash and cash equivalents at end of period	$50.9	$30.6

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$50.9	$82.0
Accounts receivable, net	240.7	253.6
Inventories	661.6	628.7
Other current assets	89.9	46.4
Total current assets	1,043.1	1,010.7
Property, plant and equipment, net	1,338.1	1,351.4
Goodwill	244.8	244.8
Other intangibles, net	61.6	63.2
Deferred income taxes	7.6	8.2
Other assets	118.9	116.0
Total assets	$2,814.1	$2,794.3

LIABILITIES
Current liabilities:
Accounts payable	$153.5	$159.6
Accrued liabilities	110.8	139.2
Total current liabilities	264.3	298.8
Long-term debt	609.6	611.3
Accrued pension liabilities	501.7	509.3
Accrued postretirement benefits	116.7	116.6
Deferred income taxes	156.8	102.4
Other liabilities	44.1	51.0
Total liabilities	1,693.2	1,689.4

STOCKHOLDERS’ EQUITY
Common stock	276.3	276.3
Capital in excess of par value	276.4	273.5
Reinvested earnings	1,294.2	1,308.9
Common stock in treasury, at cost	(343.6)	(343.9)
Accumulated other comprehensive loss	(382.4)	(409.9)
Total stockholders’ equity	1,120.9	1,104.9
Total liabilities and stockholders’ equity	$2,814.1	$2,794.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
Pounds sold (000):
Specialty Alloys Operations	52,360	56,814
Performance Engineered Products	2,414	2,956
Intersegment	(594)	(1,348)
Consolidated pounds sold	54,180	58,422

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$266.0	$301.6
Surcharge	49.1	71.0
Specialty Alloys Operations net sales	315.1	372.6

Performance Engineered Products
Net sales excluding surcharge	78.3	91.4
Surcharge	0.2	0.1
Performance Engineered Products net sales	78.5	91.5

Intersegment
Net sales excluding surcharge	(4.5)	(7.9)
Surcharge	(0.1)	(0.6)
Intersegment net sales	(4.6)	(8.5)

Consolidated net sales	$389.0	$455.6

Operating income (loss):
Specialty Alloys Operations	$25.0	$41.1
Performance Engineered Products	(2.8)	(0.4)
Corporate costs	(13.8)	(12.0)
Pension earnings, interest and deferrals	(7.1)	(4.8)
Intersegment	0.1	0.9
Consolidated operating income	$1.4	$24.8

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Specialty Steel Supply business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as restructuring and asset impairment charges, goodwill impairment and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE,	Three Months Ended
PENSION EARNINGS, INTEREST AND DEFERRALS	September 30,
AND SPECIAL ITEMS	2016	2015

Net sales	$389.0	$455.6
Less: surcharge	49.2	70.5
Consolidated net sales excluding surcharge	$339.8	$385.1

Operating income	$1.4	$24.8
Pension earnings, interest and deferrals	7.1	4.8
Operating income excluding pension earnings, interest and deferrals	8.5	29.6

Special items:
Pension curtailment charge	0.5	—
Restructuring charges	—	0.4
Consulting costs	—	2.6
Operating income excluding pension earnings, interest and deferrals and special items	$9.0	$32.6

Operating margin	0.4%	5.4%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	2.6%	8.5%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of restructuring charges and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED (LOSS) EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax (Expense) Benefit	Net (Loss) Income	(Loss) Earnings Per Diluted Share**

Three months ended September 30, 2016, as reported	$(5.3)	$(0.9)	$(6.2)	$(0.13)

Special items:
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item*	—	2.1	2.1	0.04
Total impact of special items	0.5	2.0	2.5	0.05

Three months ended September 30, 2016, as adjusted	$(4.8)	$1.1	$(3.7)	$(0.08)

* Discrete income tax charge recorded during the three months ended September 30, 2016 as a result of reduced tax benefits claimed in prior years in connection with the Company’s decision to make a $100 million voluntary pension contribution in October 2016.

** Impact per diluted share calculated using weighted average common shares outstanding of 46.9 million for the three months ended September 30, 2016.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax (Expense) Benefit	Net Income	Earnings Per Diluted Share**

Three months ended September 30, 2015, as reported	$16.1	$(7.2)	$8.9	$0.18

Special items:
Restructuring charges	0.4	(0.1)	0.3	0.01
Consulting costs	2.6	(0.9)	1.7	0.03
Income tax item*	—	2.0	2.0	0.04
Total impact of special items	3.0	1.0	4.0	0.08

Three months ended September 30, 2015, as adjusted	$19.1	$(6.2)	$12.9	$0.26

* Discrete income tax charge recorded during the three months ended September 30, 2015 as a result of a decision to sell equity method investment in India.

** Impact per diluted share calculated using weighted average common shares outstanding of 49.9 million for the three months ended September 30, 2015.

Management believes that earnings per share adjusted to exclude the impact of restructuring charges and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
FREE CASH FLOW	2016	2015

Net cash provided from operating activities	$3.9	$41.5
Purchases of property, equipment and software	(26.6)	(29.9)
Other	—	4.0
Dividends paid	(8.5)	(9.0)

Free cash flow	$(31.2)	$6.6

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2016	2015
End-Use Market Excluding Surcharge:
Aerospace and Defense	$173.3	$193.9
Energy	25.7	32.6
Transportation	30.6	35.7
Medical	23.0	26.4
Industrial and Consumer	59.3	66.7
Distribution	27.9	29.8

Consolidated net sales excluding surcharge	339.8	385.1

Surcharge	49.2	70.5

Consolidated net sales	$389.0	$455.6

In fiscal year 2016 in connection with our commercial organization realignment, we changed the manner in which sales are classified by end-use market so that we could better evaluate our sales results from period to period. All prior period amounts have been reclassified to conform to the current presentation.